UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):                March 16, 2007
CAMBREX CORPORATION

(Exact name of Registrant as specified in its charter)

DELAWARE	1-10638	22-2476135

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE MEADOWLANDS PLAZA, EAST RUTHERFORD, NEW JERSEY	07073

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:                (201) 804-3000
Check the appropriate box if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in the Registrant’s Certifying Accountant.
Item 9.01 — Financial Statements and Exhibits
SIGNATURES
EX-16.1: PRICEWATERHOUSECOOPERS LLP LETTER

CAMBREX CORPORATION
Form 8-K
Current Report
March 16, 2007
Section 4-Matters Related to Accountants and Financial Statements
Item 4.01 Changes in the Registrant’s Certifying Accountant.
(a)      Previous independent registered public accounting firm
          On March 16, 2007, the Audit Committee of the Board of Directors of Cambrex Corporation (the “Company” or “Cambrex”) approved the dismissal of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm.
          During the previous fiscal years ended December 31, 2006 and 2005, PwC’s reports on the Company’s financial statements did not contain adverse opinions or disclaimer of opinions, and were not qualified or modified as to uncertainty, audit scope, or accounting principle.
          During the fiscal years ended December 31, 2006 and December 31, 2005 and through March 16, 2007, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in its reports on Cambrex’s financial statements for such years.
          Except as noted below, there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K for the fiscal years ended December 31, 2006 and 2005 and through March 16, 2007. The following material weakness in internal controls was disclosed by the Company in Item 9A of the Company’s Form 10-K for the year ended December 31, 2005 and in the Item 4 sections of each of the Company’s Forms 10-Q for 2006:
The Company’s management identified a material weakness in its internal controls over the accounting for income taxes. As result of this material weakness, management concluded that the Company’s internal controls over financial reporting were not effective.
During 2006, management carried out an evaluation, with the participation of the Company’s principal executive officer and principal financial officer, of changes in internal control over financial reporting, as defined in Exchange Act Rule 13a -15(f). Based on this evaluation, management determined the material weakness had been remediated as of December 31, 2006 by implementing the following corrective actions:

•	Strengthened procedures whereby the current income tax payable account and deferred income tax asset and liability accounts are reconciled on a regular and timely basis;

•	Increased level of review and discussion of significant tax matters and supporting documentation with senior finance management;

•	Hired additional permanent personnel in the tax department; and

•	Identified interim personnel to augment existing corporate tax staff to ensure there are adequate resources to reconcile all tax-related accounts for each reporting period.
          The Company has authorized PwC to respond fully to the inquiries of the successor accountant concerning the subject matter of this material weakness.
          The Company has provided a copy of the above disclosure to PwC and requested that PwC furnish the Company with a letter addressed to the Commission stating whether or not PwC agrees with this disclosure, and, if not, stating the respects in which it does not agree. A copy of PwC’s letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.
(b)      New Independent Registered Public Accounting Firm
          On March 16, 2007, the Audit Committee of the Board of Directors of Cambrex selected BDO Seidman to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007, subject to the completion of BDO Seidman’s client acceptance procedures and ratification by the stockholders. During the fiscal years ended December 31, 2006 and December 31, 2005, and through March 16, 2007, neither Cambrex nor anyone on its behalf consulted with BDO Seidman regarding any of the matters described in Item 304(a)(2)(i) and (ii) of Regulation S-K.
Item 9.01 — Financial Statements and Exhibits
(d) Exhibits
          Exhibit 16.1 PricewaterhouseCoopers LLP letter
SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

CAMBREX CORPORATION
Date: March 21, 2007	By:	/s/ Gregory Sargen
		Name:	Gregory Sargen
		Title:	Vice President and Chief Financial Officer

Exhibit 16.1       PricewaterhouseCoopers LLP letter